Exhibit 5.1

                          [Letterhead of Koffman Kalef]

August 24, 1999

Golden Star Resources Ltd.
1660 Lincoln Street, Suite 3000
Denver, Colorado
U.S.A.  80264

Dear Sirs/Mesdames:

Re:      Golden Star Resources Ltd.
         Registration Statement on Form S-3 -- Registration No. 333-33237 Prospectus Supplement dated August 16, 1999 (to Prospectus dated October 2, 1997) filed pursuant to Rule 424(b)(3)

We have acted as Canadian counsel to Golden Star Resources Ltd. (the "Company"), a Canadian corporation, in connection with the above-captioned registration statement, prospectus and prospectus supplement (the "Prospectus Supplement"), filed by the Company with the United States Securities and Exchange Commission under the United States Securities Act of 1933, as amended (the "1933 Act"), and have been requested to furnish our opinion as to certain matters relating to the corporate status of the Company, the validity of the common shares of the Company ("Shares") covered by the Prospectus Supplement and certain Canadian income tax matters. The Prospectus Supplement relates to a U.S. $7,616,500 offering of securities comprised of (a) U.S.$4,155,000 principal amount of 7.50% Subordinated Convertible Debentures due 2004 (the "Debentures") plus 831,000 warrants ("Four-Year Warrants"), and (b) up to 6,923,000 Units, each Unit consisting of one Share of the Company and one-half of a warrant (each whole warrant, an "Eighteen-Month Warrant").

In giving this opinion, we have participated in the preparation of or have examined originals or copies certified to our satisfaction of the following:

1. certified copies dated August 24, 1999 of resolutions passed by the board of directors of the Company as of August 11 and 20, 1999;

2.       the said registration statement;

3.       the said prospectus and Prospectus Supplement;

4.       the indenture governing the Debentures (the "Indenture");

5.       the Four-Year Month Warrants;

6.       the Eighteen-Month Warrants; and

7.       a certificate of incumbency of the Company dated August 24, 1999.
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We are qualified to practice law only in the Province of British Columbia and our opinions herein are restricted to the laws of the Province of British Columbia and the federal laws of Canada applicable therein in effect as of the date hereof.

We have examined such statutes and documents, made such investigations and considered such matters of law as we have considered relevant to the opinions expressed herein. In such examinations we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies or facsimiles thereof.

For the purpose of the opinion in paragraph 1 hereof, we have relied upon a certificate dated August 24, 1999 issued by the Director of Corporations under the Canada Business Corporations Act and have assumed no change in the status of the Company since the date thereof.

On the basis of the foregoing and subject to the qualifications herein expressed, we are of the opinion that:

1. The Company is a valid and subsisting corporation under the Canada Business Corporations Act.

2. The Shares issued as part of the Units have been validly issued as fully paid and nonassessable.

3. The statements in the Prospectus Supplement under the caption "Certain Canadian Federal Income Tax Considerations", insofar as such statements constitute summaries of the legal matters referred to therein, are accurate in all material respects and fairly summarize the matters referred to therein.

We hereby consent to the use of this opinion as an exhibit to the said registration statement and to the use of our name under the caption "Legal Matters" contained in the Prospectus Supplement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the 1993 Act or the Rules made thereunder.

Yours truly,


/s/ KOFFMAN KALEF
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KOFFMAN KALEF